EXHIBIT 10.18

                                DEMAND NOTE


  $25,000 USD                                          Date: May 25, 1999


       FOR VALUE RECEIVED, the undersigned promises to pay to the order of Mainstream Enterprises, LLC (the "Payee"), at such place as holder of this note will designate, in lawful money of the United States of America, and as hereinafter provided, the principal sum of twenty five thousand dollars, with no interest on the part of a said principal amount.

       The Principal of this Note will be payable in sixty days or as otherwise agreed to between Payor and Payee. The Payor reserves the right to deduct any portion of the payment from debt owed to Payor. The undersigned will have the right and privilege of prepaying all or any part of this note at any time without notice or penalty.

       In no event will the aggregate of the interest on this note, and any other amounts paid by the undersigned in connection with this note which would under Applicable Law be deemed "interest," ever exceed the maximum amount of interest that, under Applicable Law, could be lawfully charged on this note, The holder and the undersigned specifically intend and agree to limit contractually the interest payable of this note to not more than an amount determined at the Maximum Rate. Therefore, none of the terms of this note will ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither the undersigned nor any other liable parties here for will ever are liable for interest in excess of that determined at the Maximum Rate, and the provisions of this paragraph control over all other provisions of this note. If any amount of interest taken or received by the holder hereof will be in excess of the maximum amount of interest that, under Applicable Law, could lawfully have been collected on this note, then the excess will be deemed to have been the result of a mathematical error by the parties hereto and will be applied as a credit against the then unpaid principal amount on the note or refunded promptly to the undersigned, at the holder's option. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this note that would under Applicable Law be deemed "interest" will, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this note.

       "Applicable Law" means the applicable law, if any, of the State of Texas or of the United States of America in effect from time to time which lawfully then permits the charging and collection of the highest
  permissible lawful nonusers rate  of interest on  this note.   "Maximum
  Rate" means the maximum lawful nonuser's rate of interest, if any, which under Applicable Law the holder hereof is permitted to charge the undersigned on this note from time to time.
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       This note will become immediately due  and payable, at the  option of the holder hereof, without presentment or demand or any notice to the undersigned or any other person obligated hereon, upon the default in the payment of any installment of the principal hereof or any interest hereon when due.

       In the event this note, or any part hereof, is collected by suit or through the Probate or Bankruptcy Court or through any other judicial proceeding, by an attorney of if this note or any installment thereof is not paid at maturity, however such maturity may be brought about, or when due, and this note is placed in the hands of an attorney for collection after maturity, then the undersigned agrees and promises to pay, in addition to all other amounts owing hereunder, a reasonable attorney's fee for collection.

       The undersigned and each maker, surety and endorser of this note expressly waive all notices, of demand or otherwise, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest, as to this note and as to each, every and all installments hereof, and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note, to first institute suites or exhaust its remedies against any maker of other liable here for, and each consents that the Payee or other holder of this note may at any time, and from time to time, upon request of or by agreement with any of the same, extend the date of maturity hereof or change the time or method of payments without notice to any of the other makers, sureties or endorsers, who will remain bound for the payment hereof.

                                Payor:
                                American HealthChoice, Inc

                                /s/ Dr. J. W. Stucki
                                Dr. J.W. Stucki, President